LEASE AGREEMENT

      This LEASE AGREEMENT made this 1st day of October,1996, by and between TIERRA VERDE MARINA DEVELOPMENT CORPORATION., a Florida corporation, hereinafter referred to as "Lessor", and EUROPA STARDANCER CORPORATION, a Delaware
corporation, authorized to do business in the State of Florida, hereinafter referred to as "Lessee".

      Whereas, Lessor is the owner of certain real property known as the TIERRA VERDE RESORT AND MARINA (hereinafter:TVRM) suitable for the operation of a cruise vessel; and,

      Whereas, Lessee is in the business of operating cruise vessels and desires to lease certain dockside facilities at the Tierra Verde Resort and Marina for the operation of a cruise vessel. Now, therefore, the Parties mutually covenant and agree as follows:

                 ARTICLE I - LEASED PREMISES, DESCRIPTION, TERM
                 ----------------------------------------------

      A. Lessors hereby lease and demise to Lessee, and Lessee hereby leases from Lessors, the "LEASED PREMISES" which shall consist of: A.) One (1) wet storage berth, at TVRM's current southwesternmost pier, for an excursion vessel of 150' to 175' in length. B.) Space in the TVRM main lobby for a ticket booth and small office. C.) A waiting area in the TVRM main lobby area sufficient to accommodate the vessel's passengers. D.) A number of parking spaces, in the TVRM parking lots adjacent to the TVRM main entrance, sufficient to accommodate 250 passengers. E.) Space at the now southwesternmost parking area of the TVRM for the accommodation of VIP passengers and employees. F.) A small storage room for the holding of supplies and equipment. The leased premises shall be located at the Tierra Verde Resort and Marina, 200 Madonna Blvd., Tierra Verde, Florida 33715.

      B. The initial term of this lease agreement shall be for twelve (12) months commencing November 1, 1996, and ending on October 31, 1997. The initial term of this lease may be extended at Lessee's option as provided in Article III below.

      C. This lease is subject to Lessee timely obtaining all necessary licenses and permits required to operate a cruise operation similar to that Lessee currently operates in its other Florida ports.

                    ARTICLE II - RENT AND ADDITIONAL CHARGES
                    ----------------------------------------

      A. Upon commencement of this Lease as set forth in Article I above, and during the initial term, Lessee agrees to pay as annual rent Two Dollars ($2.00) per paying passenger or Seventy Two Thousand Dollars ($72,000.00) per year, whichever is greater. Lessee shall supply Lessors on or before the fifteenth day
(15th) of the month following each month of operation an accounting of the total number of paying passengers accommodated by Lessee together with a check in payment for the rent as computed herein. Lessee at its sole discression, shall determine the operating schedule, if any, of the cruise vessel.

      B. In addition to the rent as provided in Article II A. above and Article III B. below, Lessee shall pay all state or local sales tax payments due on the lease payments, which are, or may be, in effect at the time any rent payment is due hereunder.
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




                   ARTICLE III - OPTIONS TO EXTEND LEASE TERM
                   ------------------------------------------

      A. Prior to the expiration of the initial term of this lease, Lessee shall have the option to extend the term of this lease for five (5) additional one (1) year terms by providing Lessors with written notice of Lessee's intent to extend the term of the lease for the next up-coming one-year term. Such notice to extend will be provided by Lessee to Lessor not later than 60 days prior to the expiration of the then-current lease term.

      B. If Lessee elects to exercise its option(s) to extend the term of this lease, Lessor and Lessee agree that the financial terms of the extended lease agreement will remain the same as enumerated in Article II, A and B.

                             ARTICLE IV - INSURANCE
                             ----------------------

      Upon commencement of the lease, Lessee agrees to and shall secure from a reputable insurance carrier or carriers licensed to do business in the State of Florida, and shall maintain during the entire term of the lease, its own liability insurance (in an amount not less than One Million Five Hundred Thousand Dollars ($1,500,000.00), and property insurance on the leased building space, on the berthed vessel or on any equipment, furniture, and fixtures therein. Lessee further agrees that Lessors shall be named as an additional insured on the aforementioned policy or policies of insurance.

                            ARTICLE V - UTILITIES
                              ---------------------

      A. Upon commencement of this lease, Lessee shall pay for all utilities needed in connection with the berthing of the ship, except that Lessor will be responsible for payment of electrical service charges necessary to properly light walkways and docks leading to the ship's berth at the dock. Lessor will pay all utility costs associated with the Ticket Booth/office/storage room location excluding those enumerated in Article B below.

      B. All telecommunications services, including installation, repairs, and usage charges, shall be the sole responsibility of Lessee.

      C.  Lessor will pay for the  installation  of a one and  one-quarter  inch
(1-1/4") potable water line, with meter, to ship's dockside location. Lessee will reimburse Lessor for actual water costs, including the associated sewer charges, on a monthly basis, one month in arrears, based on metered consumption.

                      ARTICLE VI - ASSIGNMENT AND SUBLEASE
                      ------------------------------------

      Lessee hereby acknowledges and agrees that it shall not have the right to assign or sublease Lessee's interest in this lease, without first having obtained the written consent to said assignment or sublease from Lessor, which consent will not be unreasonably withheld. Lessee shall have the right to assign or sublease its interest to a parent company, a subsidiary corporation, or an affiliate without requiring prior written consent of Lessors.


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



                           ARTICLE VII - HOLD HARMLESS
                           ---------------------------

        Lessee hereby acknowledges and agrees that it shall protect and hold harmless Lessors and the leased premises from liability from any and all taxes, assessments, charges, liens, (including mechanics' liens), together with any interest, penalties, or other sums thereby imposed, and from any and all claims, suits, actions, damages or causes of action arising out of the operations of the Lessee, during the term of this lease, for any personal injury, loss of life or damage to property sustained in, on, or about the leased premises by reason of, or as a result of, Lessee's negligence. Lessee further acknowledges that Lessee will not, and cannot, subject the leased premises or any portion of the property in which, and upon which, the leased premises is located, to any lien of any sort, including mechanics' lien.

                       ARTICLE VIII - LESSEE'S OBLIGATIONS
                       -----------------------------------

      A. Lessee hereby agrees to use the leased premises pursuant to the terms of this lease and in accordance with all applicable laws and ordinances.

      B. Lessee hereby acknowledges and agrees to exercise reasonable care while using any of the common areas of the Lessors property with due regard for the preservation of the property and the comfort of other tenants.

      C. Lessee hereby acknowledges and agrees it shall not dispose of any waste on the leased premises except those placed in proper receptacles which Lessee agrees to secure for its use for the disposal of trash/garbage generated by its operation. Lessor agrees to make space available to Lessee, without charge, for placement of "dumpsters" at a location within reasonable proximity to ship's berth. Lessee further agrees not to maintain, or permit the maintenance or commission of, any nuisance on the leased premises.

      D. Lessee hereby acknowledges and agrees that the leased space has been received in good condition and that the execution of this lease and the taking possession hereunder shall be conclusive evidence and any representations as to the condition of said leased spaced by the Lessor have been met. Any discrepancies will be agreed upon between the Lessor and Lessee or their representatives before a notice of commencement is signed and initiated.

      E. Lessee hereby acknowledges and agrees to keep and maintain the leased space consistent with the general condition of the marina and in as good a condition as said leased space was in upon execution of the lease, with reasonable wear and tear expected.

      F. Lessee hereby acknowledges and agrees not to make any alterations or changes in leased premises without the express written consent of Lessor, which consent will not be unreasonably withheld.

      G. Lessee's business activities, on the leased premises and the adjoining premises of the Lessor, shall be limited solely to implementing and carrying out offshore pleasure cruises and charters, and specifically shall not include fishing activities unless previously authorized in writing by the Lessor.

                       ARTICLE IX - INSPECTION BY LESSORS
                       ----------------------------------

        Lessee hereby acknowledges and agrees that Lessor or its agent may enter into and upon the demised areas at all reasonable times for the purpose or inspection, making repairs or alterations, except that no repairs which would prevent Lessee's operations from proceeding without interruption will be commenced by Lessor without the prior agreement and consent of Lessee.

                        ARTICLE X - DEFAULTS AND REMEDIES
                        ---------------------------------

      If Lessee shall allow the rent to be in arrears more than ten (10) days after the due date of any installment, after being advised in writing thereof, or if there shall be any other default on the part of the Lessee which continues for ten (10) days after delivery of written notice from Lessor of such default, or should any person other than Lessee secure possession of the premises, or any part thereof, by reason of receivership, bankruptcy proceedings, or operation of law in any manner whatsoever, Lessor may, at its discretion, without notice to Lessee, declare the lease to be breached and in default, and enter and take possession of said premises, owned and leased herein, and remove all persons and property therefrom without being deemed guilty of any manner of trespass, and re-let the premises, or any part thereof, for all of any part of the remainder of said term, to a party satisfactory to Lessor, and at such monthly rental as Lessor may with reasonable diligence be able to secure. In the event Lessor exercises its option to take possession, and should Lessor be unable to re-let after reasonable efforts to do so, or should such rental be less than the rental Lessee was obligated to pay under this lease, or any renewal thereof, plus the expense of reletting, then Lessee shall pay the amount of such deficiency to Lessor. In no event shall Lessor be obligated to find a new tenant on behalf of Lessee.
                           ARTICLE XI - MISCELLANEOUS
                           --------------------------

      A. Lessee will be permitted, at its expense, the erection of various signs upon the Lessors' premises. All signs, their content, location, and construction details shall be in compliance with any applicable laws or ordinances and shall be approved by the Lessor, in writing, before erection, which approval shall not be unreasonably withheld.

      B. Lessee may use the existing parking facilities of the TVRM for its customers, employees, and vendors. The use of the existing facilities shall not interfere with the existing operations of the leased premises, or its patrons, except as may be consistent with the Lessee's normal operations of a cruise vessel business.

      C. Lessee may use certain marina areas as a passenger waiting area, provided the areas do not adversely interfere with Lessors' normal patron access to its docking areas. All improvements of this area, if any, will be at Lessee's option and will be at Lessee's expense and are subject to written approval of Lessor.
Any improvements made by Lessor shall be at Lessor's expense.

      D. It is understood that berthing accommodations for the cruise ship may require additional breasting and/or mooring pilings and cleats, and the installation of special metered electrical and water service. Lessee shall be responsible for the actual design of the improvements, if any, and for prompt payment of contractor(s) employed by Lessee to perform services in order that no mechanic's lien attaches. Lessor shall be responsible for obtaining all necessary license and approvals. Upon termination of the lease, Lessee shall be entitled to remove all of its improvements, except pilings, docks, and the water line and meter to be installed. Lessor shall reimburse Lessee for dredging necessary within the TVRM area to provide draft for Lessee's vessel, if ever necessary, subject to obtaining permits.

      E. With reference to D above, it is agreed that Lessor will reimburse Lessee in an amount equal to fifty per cent (50%) of the total cost of design and construction, if necessary, of enhanced mooring "dolphins", by providing one hundred percent (100%) rental credit, beginning on the first day of passenger operations, and lasting until the entire amount due Lessee has been credited.

      F. Lessor will pay for necessary sidewalk installation and/or improvement, including railings and lighting, suitable to Lessee, necessary to provide a walkway from the Ticket Booth to the ship's gangway. Such installations and improvements to be mutually agreeable to both parties.

      G. Lessor will pay for necessary clean-up/landscaping of areas adjacent to passenger parking areas and walkways to the ship.

      H. Lessor shall have the right of first refusal to provide fuel for Lessee's vessel at the leased premises. Lessor agrees that this right of first refusal is conditioned upon Lessor being able to timely supply Lessee, at the ship's berth, with the type and grade of fuel specified by Lessee, in quantity required by Lessee, and at a total cost no greater than Lessee incurs from other vendor(s). In the event that Lessor cannot meet these terms, Lessor understands and agrees that Lessee will arrange for the fueling of its vessel with other supplier(s) utilizing tanker truck delivery.

      I. All notices provided to be given under this Agreement shall be given by certified or registered mail, addressed to the proper party, at the following address:


LESSOR:                       TIERRA VERDE RESORT, INC.
                              200 MADONNA BOULEVARD
                              TIERRA VERDE, FLORIDA 33715

LESSEE:                       EUROPA STARDANCER CORPORATION
                              150 153RD AVENUE, SUITE 200
                              MADEIRA BEACH, FLORIDA 33708

      In the alternative, written notice required to be given under this Agreement may be delivered by facsimile transmission as follows:

If to the Lessor:
                        Edward Medley           (813) 867-9331

If to the Lessee:
                        Lester Bullock          (813) 319-9125
                AND TO
                        Deborah Vitale, Esq.    (703) 683-6816

        J. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

      K. This Agreement shall be construed under and in accordance with the laws of the State of Florida.

      L. In the event that any one or more of the provisions contained in this lease shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this lease shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

      M. This lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings, or written or oral agreements between the parties respecting the subject matter within it.

      N. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

      O. The rights and remedies provided by this lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statue, ordinance, or otherwise.

      P. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

      Q. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor interuptions, restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor or Lessee, and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

      R. Lessor agrees that it shall not engage in or allow any business activity on the leased premises which is in competition with Lessee's cruise operation, including leasing space to any other cruise ship operation engaged in on-board gaming, nor shall the Lessor engage in any cruise ship operation or gaming activity on or about the leased premises. Lessor also agrees that at no time during the length of this lease, shall any other person, entity, vessel or association be permitted to engage in, or operate, on-board or other gaming from premises owned, operated, or managed by Lessor, within one mile of the site discussed in Article 1.

      S. The exact method and physical location of parking for passenger and employee vehicles will be by mutual agreement of Lessor and Lessee, except that in no case will parking for either passenger or employee vehicles be required away from the confines of the TVRM as it exists at the time of the signing of this original lease agreement.

      T. The exact method and physical routing of passengers from the Ticket Booth to the ship's berth will be by mutual agreement of Lessor and Lessee, except that all "VIP" passengers, who so desire, may drive directly to the "VIP Parking Area" immediately adjacent to the ship's dock, and board the ship directly, being ticketed on board the vessel. Lessee agrees that the "VIP" privilege will not be used to circumvent the original intent of this paragraph "T".

                                   ARTICLE XII
                                   -----------

      In the event that the State of Florida should succeed in banning cruise casino vessels by moving to cancel the submerged land lease of Lessor's TVRM property, and if Lessor is unable to prevent, via a vigorous legal defense, the State of Florida from proceeding with such cancellation, the parties agree that this lease will become null and void at the point at which the Court of final jurisdiction rules that the State of Florida may proceed with its cancellation of Lessor's submerged land lease.

                                  ARTICLE XIII
                                  ------------

      If Lessor's property is sold or leased to a third party during any term of this lease, Lessor will have the right to cancel this lease upon the expiration of the then-current term of the lease, plus one additional remaining term, if any then remain. Lessor agrees, in the event of such a sale as described above, to reimburse Lessee for any and all improvements, made at Lessee's expense, to Lessor's property. Further, Lessor agrees to make any sale of its TVRM property to any third party subject to the following provision:

      "Purchaser(s) agree(s), as a condition of sale, that purchaser, its agents, managers, fiduciaries, heirs, and/or assigns, shall not themselves operate, nor shall they lease nor sell operating rights to any other individual, group, or company, permitting the operation of any vessel engaged in on-board gaming of any type whatsoever for a period of thirty-six (36) consecutive months immediately following the date that Europa Stardancer Corporation's vessel ceases operations at TVRM's port by reason of the sale or lease of said property whereby new owners elect to cancel that certain lease dated October 1,1996, by and between TIERRA VERDE MARINA DEVELOPMENT CORPORATION and EUROPA STARDANCER CORPORATION."

      IN WITNESS WHEREOF the undersigned Lessor and Lessee hereto execute this lease as of the date and year first above written.

Witnesses:                                LESSOR
                                          Terra Verde Marine Development Corp.,
_______________________________           a Florida Corporation

_______________________________           By:________________________________
                                              Edward Medley, Vice President





                                          LESSEE

                                          Europa Stardancer Corporation,
________________________________          a Delaware Corporation

_______________________________           By:________________________________
                                          Lester E. Bullock, President










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